Exhibit 99.1

Harrow Health Acquires U.S. Commercial Rights to Four Branded Eye Drops

Expands and Strengthens Portfolio of Product Offerings

for U.S. Ophthalmic Surgical and Acute Care Markets

NASHVILLE, Tenn., December 20, 2021 – Harrow Health, Inc. (NASDAQ: HROW), an ophthalmic-focused healthcare company, today announced its acquisition of the exclusive U.S. commercialization rights of four FDA-approved ophthalmic medicines, IOPIDINE® 1% and 0.5% (apraclonidine hydrochloride), and MAXITROL® (neomycin and polymyxin B sulfate and dexamethasone) 3.5mg/10,000 units/0.1%, and MOXEZA® 0.5% (moxifloxacin hydrochloride), from Novartis. The acquired products, which will be sold, marketed, and distributed through Harrow’s wholly owned subsidiary, ImprimisRx, combined with the Company’s existing ophthalmic-focused product portfolio, support Harrow’s growing ophthalmic surgical and acute care market presence.

In commenting on the announcement, William F. Wiley, M.D., Medical Director of the Cleveland Eye Clinic, said, “FDA-approved IOPIDINE 1% is the gold standard for treating or preventing intraocular pressure during and after YAG laser eye surgery, which is required for about 40% of all prior cataract surgery patients. IOPIDINE 0.5% has been trusted by physicians for many years. As a private practice clinic, we have found that these important medicines aren’t readily available from our distributors. Harrow and ImprimisRx will change that.

“Our practice typically prescribes ImprimisRx’s compounded LessDrops® formulations, but despite our best efforts to control costs, not all patients can afford cash-pay products, and a growing number of patients want to use their Medicare and Medicaid benefits. For some of these patients, we prescribe MAXITROL, because of its wide insurance coverage and long history of success. Also, MOXEZA, which has broad spectrum microbial coverage and is a fourth generation fluoroquinolone, is the only topical in its class that is approved for twice-daily (BID) use. It’s exciting to know that ImprimisRx will soon be making these branded products widely available, which will provide doctor and patient access to the most appropriate pharmaceutical option – all from a single, easy-to-use, and trusted source.”

Mark L. Baum, CEO of Harrow Health, added, “We are pleased to now be the only U.S. ophthalmic pharmaceutical company to provide both branded FDA-approved products and high-quality compounded formulations. In addition, we uniquely have self-distribution capabilities, direct to institutions like hospitals, ambulatory surgery centers, and doctors’ offices, as well as to consumers through our ImprimisRx 50-state mail order pharmacy. These acquisitions, along with previously announced transactions for AMP-100, MAQ-100, and the expansion of our relationship to sell and market DEXYCU®, are consistent with our strategic mission to leverage the ImprimisRx commercial platform by adding high-value FDA-approved products into our family of ophthalmic pharmaceutical products. We are excited about the benefits these newest products provide our more than 10,000 customers, and we expect ImprimisRx’s commercial and distribution platform to be a tremendous advantage in the lifecycle management of these clinically valuable medicines.”

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HROW Acquires U.S. Commercial Rights to Four Branded Eye Drops

December 20, 2021

Under the terms of the agreement, after closing, Harrow and Novartis will immediately begin a transition period where Novartis will continue to sell the products and transfer the net profit to Harrow. Following the transition period, Harrow expects to have the products manufactured by third parties and commercialize the products for the U.S. market, while Novartis will retain all rights to the products outside of the U.S. Under the terms of the agreement, Harrow made a one-time payment of $14 million USD at closing.

VelocityHealth Securities and B. Riley Securities acted as financial advisors to Harrow Health on the transaction.

For complete product information about IOPIDINE 1%, including important safety information, please visit: https://www.accessdata.fda.gov/drugsatfda_docs/label/2018/019779s025lbl.pdf.

For complete product information about IOPIDINE 0.5%, including important safety information, please visit: https://www.accessdata.fda.gov/drugsatfda_docs/label/2017/020258s026lbl.pdf.

For complete product information about MAXITROL eye drops, including important safety information, please visit: https://www.accessdata.fda.gov/drugsatfda_docs/label/2017/050065s061lbl.pdf

For complete product information about MOXEZA, including important safety information, please visit: https://www.accessdata.fda.gov/drugsatfda_docs/label/2012/022428s002lbl.pdf.

About Harrow Health

Harrow Health, Inc. (NASDAQ: HROW) is an ophthalmic-focused healthcare company. The Company owns and operates ImprimisRx, one of the nation’s leading ophthalmology-focused pharmaceutical businesses, and Visionology, a direct-to-consumer eye care subsidiary focused on chronic vision care. Harrow Health also holds non-controlling equity positions in Eton Pharmaceuticals, Surface Ophthalmics and Melt Pharmaceuticals, all of which started as Harrow Health subsidiaries, and owns royalty rights in four clinical-stage drug candidates being developed by Surface Ophthalmics and Melt Pharmaceuticals. For more information about Harrow Health, please visit the Investors section of the corporate website, harrowinc.com.

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HROW Acquires U.S. Commercial Rights to Four Branded Eye Drops

December 20, 2021

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include the impact of the COVID-19 pandemic and any future health epidemics on our financial condition, liquidity and results of operations; our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; market acceptance of the Company’s formulations and challenges related to the marketing of the Company’s formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Harrow Health’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow Health undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contacts:
Investors	Media
Jamie Webb	Deb Holliday
Director of Communications and IR	Holliday Communications, Inc.
jwebb@harrowinc.com	deb@hollidaycommunications.net
615-733-4737	412-877-4519

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